EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Celadon Group, Inc. 2006 Omnibus Incentive Plan of Celadon Group, Inc., of our report dated July 29, 2004, with respect to the consolidated financial statements and schedules of Celadon Group, Inc., included in its Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
January 20, 2006